INTERCOMPANY SERVICES AGREEMENT


         This Intercompany Services Agreement ("Agreement"), dated as of ______ __, 2000, by and among Research Partners International, Inc., a Delaware corporation ("RPII"), Shochet Holding Corp., a Delaware corporation ("Shochet Holding") and Shochet Securities, Inc., a Florida corporation ("Shochet Securities" and together with Shochet Holding, "Shochet").

         WHEREAS, Shochet Holding, through its wholly-owned subsidiary Shochet Securities, offers, full service discount brokerage, telephonically, in-person and through the Internet ("Shochet Business").

         WHEREAS, in November 1999, RPII exchanged all of its shares of Shochet Securities, which constituted all of the outstanding capital stock of Shochet Securities, to Shochet Holding in exchange for 1,200,000 shares of the common stock of Shochet Holding, then constituting all of the outstanding capital stock of Shochet Holding.

         WHEREAS, upon consummation of the intended public offering of Shochet Holding, RPII will maintain its majority ownership position in Shochet Holding, which in turn will continue to own all of the outstanding common stock of Shochet Securities.

         WHEREAS, RPII, through its other operating subsidiaries, GKN Securities Corp., Research Partners International, AG, Dalewood Associates, Inc. and EarlyBirdCapital.com Inc., provides institutional investment banking, securities brokerage, trading services and merchant banking and engages in certain of such businesses, telephonically, in person and/or through the Internet.

         WHEREAS, RPII has been providing certain services to Shochet directly or indirectly through its other operating subsidiaries.

         WHEREAS, Shochet desires RPII to continue to provide certain services to Shochet and Shochet agrees to provide certain services to RPII, all on a cost reimbursement basis in accordance with the terms of this Agreement.

         WHEREAS, RPII agrees to continue to provide certain services to Shochet and desires Shochet to provide certain services to RPII, all on a cost reimbursement basis in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties to this Agreement agree as follows:

         1. Services by RPII. As reasonably requested by Shochet, RPII will provide services to Shochet in connection with the operation of Shochet's business, including rendering services regarding: accounting and bookkeeping, financial planning and financial reporting, internal audit, records management, payroll management, purchasing assistance, regulatory compliance, human resources management, tax reporting and tax filing, financial analysis and office services. Services may be provided by RPII or any of its affiliates, as determined by RPII. In addition, Shochet will be permitted to use office space of RPII at One State Street Plaza, New York, New York as mutually agreed upon by RPII and Shochet.



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         2. Reimbursement by Shochet. As compensation for RPII's services,
Shochet will pay to RPII its direct and reasonable costs related to performing such services. The office space of RPII used by Shochet will be compensated for on the basis of allocable square footage used by Shochet at the rate RPII is required to pay under its lease. This obligation will extend to reimbursement for the cost of services performed prior to the effective date of this Agreement which have been accrued, but not paid. All invoices will be due and payable within 10 days of receipt. RPII, unless otherwise agreed, will not be obligated to advance funds for the costs or expenses of Shochet's operations or obligations.

         3. Services by Shochet. Shochet will provide services to RPII within Shochet's then ordinary scope of business, from time to time, as requested by RPII.

         4. Reimbursement by RPII. In compensation for Shochet's services, RPII will pay to Shochet its direct and reasonable costs related to performing such services including all of its overhead and related expenses attributable to performing the services. All invoices will be due and payable within 10 days of receipt. Shochet, unless otherwise agreed, will not be obligated to advance funds for the costs or expenses of RPII operations or obligations.

         5. Third-Party Services for Shochet. As reasonably requested by Shochet, using commercially reasonable efforts, RPII will arrange for independent third-parties to provide certain of the services referenced in section 1 above to Shochet. Third-party services may include, but not be limited to, suppliers of goods and services, bank services, clearing services, warehouse charges for centralized records storage, delivery charges, and tax preparation and payment. The costs that are incurred by RPII to third-party suppliers of services or products on behalf of Shochet will be reimbursed promptly (at actual cost) by Shochet or, if directed by RPII, will be paid directly to the third-party suppliers. RPII will submit to Shochet all bills or other supporting documentation relating to third-party suppliers. To the extent third-party services are incurred for the benefit of all affiliates of RPII, these costs will be reimbursed by Shochet on an allocated basis, provided that the allocation will be applied consistently among all the affiliates based on the use of the services supplied by the third-party.

         6. Standard of Care. RPII and Shochet will provide the services described herein during the term of this Agreement in accordance with the terms and conditions set forth herein. Each of RPII and Shochet will perform its responsibilities hereunder in a diligent, careful and vigilant manner. The services are to be of a scope and quality not less than those generally performed by the RPII or Shochet employees for the benefit of their respective employers. Each of RPII and Shochet will make available to the other the full benefit of the judgement, experience and advice of the employees performing services for the other.

         7. Personnel. In performances of the services hereunder, each of RPII and Shochet may use their personnel or the personnel of their affiliates as may be necessary to perform the obligations required by this Agreement at their expense. The cost of the services performed by such employee, however, shall be reimbursed by the party on whose behalf the services were performed in accordance with Sections 2 or 4 hereof, as the case may be.

         8. Term. The term of this Agreement will commence on the date the registration statement filed by Shochet Holding with the Securities and Exchange Commission ("SEC") is declared effective by the SEC and will end on the earlier of (i) the date that RPII no longer owns 50% of the outstanding capital stock of Shochet Holding having the right to cast a majority of the votes


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entitled to vote on all matters on which the holders of the common stock of
Shochet Holding are entitled to vote, or (ii) the third anniversary of the date of this Agreement.

                  Shochet Holding will have the right to terminate this Agreement immediately: (i) if RPII is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from Shochet Holding of the breach, (ii) if RPII is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, (iii) if the business of RPII is liquidated or otherwise terminated for insolvency or any other basis, or (iv) if RPII becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

                  RPII will have the right to terminate this Agreement immediately: (i) if either of Shochet Holding or Shochet Securities is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from RPII of the breach, (ii) if either of Shochet Holding or Shochet Securities is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing, (iii) if the business of either Shochet Holding or Shochet Securities is liquidated or otherwise terminated for insolvency or any other basis, or (iv) if either of Shochet Holding or Shochet Securities becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

                  Either RPII or Shochet Holding may terminate this Agreement upon not less than 60 days notice to the other, which notice will state the date on which termination will be effective, provided notice of termination given by Shochet Holding shall be approved by a majority of its directors who are not employees, directors or officers of RPII.

                  No exercise by a party of its right to terminate this Agreement will limit its remedies by reason of the other party's default, the party's right to exercise any other rights under this section or any of that party's other rights.

         9. Directors and Officers Duties. Nothing in this Agreement will limit or restrict the right of any of the RPII directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of RPII to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association.

         10. Independent Contractors. Each of RPII and Shochet is an independent contractor and when its employees act under the terms of this Agreement, they will be deemed at all times to be under the supervision and responsibility of their employer; and no person employed by RPII or Shochet and acting under the terms of this Agreement will be deemed to be acting as agent or employee of the other for any purpose whatsoever.



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         11. Other Agreements. From time to time one party may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by persons other than RPII or Shochet, as the case may be. Nothing in this Agreement will be deemed to limit in any way the right of RPII or Shochet to acquire services from others or to enter into other agreements.

         12. No Waiver. No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         13. Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided however, that neither party may assign its rights or obligations hereunder without the consent of the other party hereto, except that RPII may assign its rights and obligations hereunder to any affiliate of RPII other than Shochet Holding or Shochet Securities without obtaining the consent of Shochet Holding. Any assignment will not relieve RPII of its rights or obligations hereunder.

         14. Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provisions to this Agreement will be made in writing, signed by the parties hereto, and will be effective only (a) in the specific instance and for the specific purpose for which it is made or given; and (b) if approved by a majority of the directors of Shochet who are not affiliated with RPII.

         15. Notices. Unless otherwise specifically provided, all notices, demands, statements and communications required hereunder will be in writing and will be sent by registered or certified mail, if intended for RPII addressed thereto at

                  Research Partners International, Inc.
                  One State Street Plaza
                  New York, New York 10004
                  Attention: Mr. John P. Margaritis, Chief Executive Officer

and if intended for Shochet addressed thereto at

                  Shochet Holding Corp.
                  2351 East Hallandale Beach Boulevard
                  Hallandale, Florida 33998
                  Attention: Roger N. Gladstone, Chief Executive Officer

         16. Captions. The captions of this Agreement are inserted only for the purpose of convenient reference and do not define, limit or prescribe the scope or intent of this Agreement or any part hereof.

         17. Governing Law. This Agreement will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of law thereof.



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         18. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         19. Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any other agreement, document or instrument to which the parties hereto are bound, the terms, conditions and provisions of this Agreement shall prevail.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                             SHOCHET HOLDING CORP.




                             By: ____________________________________
                                   Name: Roger N. Gladstone
                                   Title: Chief Executive Officer



                             SHOCHET SECURITIES, INC.




                             By: _____________________________________
                                   Name: Roger N. Gladstone
                                   Title: Chief Executive Officer



                             RESEARCH PARTNERS INTERNATIONAL, INC.




                             By: _____________________________________
                                   Name: John P. Margaritis
                                   Title: President and Chief Executive Officer



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